Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-68299, 333-88979, 333-119141 and 333-136682) and the Registration Statements on Form S-8 (Nos. 333-39482, 333-108095 and 333-129873) of American States Water Company of our report dated March 15, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of American States Water Company, which appears in this Form 10-K.

March 15, 2007